                                                                  EXHIBIT 10.27





                     -------------------------------------

                              LAFARGE CORPORATION

                      REVOLVING CREDIT FACILITY AGREEMENT

                         DATED AS OF SEPTEMBER 1, 1994

                     -------------------------------------


Lafarge Corporation entered into a Revolving Credit Facility Agreement, dated as of September 1, 1994, with each of the following lenders for the principal amount set forth below opposite the name of such lender.


                 LENDER                                                       COMMITMENT
                 ------                                                       ----------
Banque Nationale de Paris,                                                   $20,000,000
  New York Branch

CIBC, Inc.                                                                   $20,000,000

Credit Lyonnais, New York                                                    $20,000,000
  Branch and/or Cayman
  Islands Branch

Credit Commercial de France                                                  $15,000,000

NBD Bank, N.A.                                                               $15,000,000

Royal Bank of Canada                                                         $15,000,000

Societe Generale,                                                            $15,000,000
  New York Branch

The First National Bank                                                      $15,000,000
  of Chicago

Wachovia Bank of Georgia,                                                    $15,000,000
  N.A.

                                                            [W&C DRAFT: 8/15/94]
                                                [Blacklined to reflect revisions
                                                         from W&C Draft 6/23/94]


================================================================================





                      REVOLVING CREDIT FACILITY AGREEMENT



                                  dated as of


                               September 1, 1994




                                    between



                              LAFARGE CORPORATION



                                      and



                                 [NAME OF BANK]





================================================================================

                               TABLE OF CONTENTS



                                                                                                                      Page
ARTICLE I           CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
         SECTION 1.02.  Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . .       11

ARTICLE II          CREDIT FACILITY OPERATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11

         SECTION 2.01.  Commitment to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
         SECTION 2.02.  Method of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
         SECTION 2.03.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
         SECTION 2.04.  Duration of Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
         SECTION 2.05.  Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
         SECTION 2.06.  Facility Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
         SECTION 2.07.  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
         SECTION 2.08.  General Provisions as to Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
         SECTION 2.09.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
         SECTION 2.10.  Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17

ARTICLE III         PROVISIONS OF GENERAL APPLICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18

         SECTION 3.01.  Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18
         SECTION 3.02.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18
         SECTION 3.03.  Increased Cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18
         SECTION 3.04.  Base Loans Substituted for Affected Fixed Rate Loans  . . . . . . . . . . . . . . . . . .       20
         SECTION 3.05.  Basis for Determining Interest Rate Inadequate or Unfair  . . . . . . . . . . . . . . . .       21
         SECTION 3.06.  Bank's Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
         SECTION 3.07.  Increased Cost to the Company; Right to Substitute  . . . . . . . . . . . . . . . . . . .       22
         SECTION 3.08.  Euro-Dollar Reserve Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23

ARTICLE IV          CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24

         SECTION 4.01.  Initial Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24
         SECTION 4.02.  Each Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25

ARTICLE V           REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25

         SECTION 5.01.  Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25





                                      (i)

                                                                                                                      Page
         SECTION 5.02.  Corporate and Governmental Authorization; Contravention . . . . . . . . . . . . . . . . .       26
         SECTION 5.03.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
         SECTION 5.04.  Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
         SECTION 5.05.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
         SECTION 5.06.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
         SECTION 5.07.  Not an Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
         SECTION 5.08.  Other Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
         SECTION 5.09.  Compliance with Statutes, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       28

ARTICLE VI          COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       28

         SECTION 6.01.  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       28
         SECTION 6.02.  Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
         SECTION 6.03.  Total Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
         SECTION 6.04.  Minimum Consolidated Interest Coverage  . . . . . . . . . . . . . . . . . . . . . . . . .       31
         SECTION 6.05.  Inspection of Property, Books and Records . . . . . . . . . . . . . . . . . . . . . . . .       31
         SECTION 6.06.  Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       31
         SECTION 6.07.  Consolidations, Mergers and Sales of Assets . . . . . . . . . . . . . . . . . . . . . . .       32
         SECTION 6.08.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
         SECTION 6.09.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32

ARTICLE VII         DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33

         SECTION 7.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33

ARTICLE VIII        MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36

         SECTION 8.01.  Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
         SECTION 8.02.  Transfer of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
         SECTION 8.03.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
         SECTION 8.04.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
         SECTION 8.05.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
         SECTION 8.06.  Expenses; Documentary Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
         SECTION 8.07.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
         SECTION 8.08.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
         SECTION 8.09.  Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
         SECTION 8.10.  New York Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
         SECTION 8.11.  Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
         SECTION 8.12.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40





                                      (ii)

Exhibit A     -    Domestic Note

Exhibit B     -    Euro-Dollar Note

Exhibit C     -    Opinion of Counsel to the Company

Exhibit D     -    Opinion of Special New York Counsel to the Bank

Exhibit E     -    Opinion of Canadian Counsel for Lafarge Canada





                                     (iii)

                 REVOLVING CREDIT FACILITY AGREEMENT dated as of September 1, 1994 between Lafarge Corporation, a Maryland corporation (the "Company") and ____________________ (the "Bank").


                             W I T N E S S E T H :


                                  Introduction

                 1. This Introduction is included for convenience but shall not affect the interpretation or construction of this Agreement. Capitalized terms used in this Introduction have the meaning assigned to them in Article I.

                 2. Upon the terms and conditions set forth herein, the Bank agrees to make a revolving credit facility available to the Company.

                 3. The Bank's aggregate Commitment to extend credit under this Agreement will at no time exceed $_________________.


                                   ARTICLE I

                                  CONSTRUCTION

                 SECTION 1.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires:

                 "Adjusted CD Rate" has the meaning set forth in Section
2.05(b).

                 "Agreement" means this Revolving Credit Facility Agreement, as modified, supplemented or amended from time to time.

                 "Applicable Facility Fee Rate" means the rate per annum set forth below in Column B opposite the level status in Column A that describes the Company's senior unsecured long-term bond ratings in effect on the immediately preceding last day of November, February, May or August, as the case may be:

                     Column A                                                 Column B
                 ----------------                                         ----------------
                   Level I Status                                            .1250%
                   Level II Status                                           .1500%
                   Level III Status                                          .1875%
                   Level IV Status                                           .2000%

                 "Applicable Margin" means for each CD Loan or Euro-Dollar Loan, the rate of interest per annum set forth below in Column B opposite the level status in Column A that describes the Company's senior unsecured long-term bond ratings in effect on the first day of an Interest Period for such CD Loan or Euro-Dollar Loan:

                     Column A                                                 Column B
                 ----------------                                         ----------------
                   Level I Status                                            .2500%
                   Level II Status                                           .2500%
                   Level III Status                                          .3000%
                   Level IV Status                                           .3750%

                 "Assessment Rate" has the meaning set forth in Section 2.05(b).

                 "Bank" has the meaning set forth in the first paragraph of this Agreement, provided that for purposes of Sections 3.02 and 3.03 all references to "Bank" shall mean and include the Bank and, if any, any Person directly or indirectly controlling the Bank.

                 "Base Loan" means a Loan to be made as a Base Loan pursuant to the applicable Notice of Borrowing, Section 2.04(b) or Article III.

                 "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                 "Borrowing" means a borrowing hereunder consisting of a Loan made to the Company by the Bank pursuant to Article II. A Borrowing is a "Domestic Borrowing" if such Loan is a Domestic Loan or a "Euro-Dollar Borrowing" if such Loan is a Euro- Dollar Loan. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loan is a CD Loan or a "Base Borrowing" if such Domestic Loan is a Base Loan.

                 "CD Base Rate" has the meaning set forth in Section 2.05(b).

                 "CD Loan" means a Loan to be made as a CD Loan pursuant to the applicable Notice of Borrowing.

                 "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                 "Commitment" means $__________, as the same may be reduced from time to time pursuant to Section 3.01 or 7.01.

                 "Company" has the meaning set forth in the first paragraph of this Agreement.

                 "Consolidated EBITDA" means the EBITDA for an applicable twelve-month period for the Company and its Consolidated Subsidiaries.

                 "Consolidated Interest Expense" means the "Interest Expense, Net" as set forth on the Consolidated Statements of Income of the Company and its Consolidated Subsidiaries for an applicable twelve-month period.

                 "Consolidated Net Worth" means at any date the "Total Shareholders' Equity" as set forth on the Consolidated Balance Sheets of the Company and its Consolidated Subsidiaries.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

                 "Consolidated Total Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries.

                 "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

                 "Credit Facility Event" has the meaning set forth in Section 3.02.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capitalized leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person to the extent of the fair market value of such asset, whether or not such Debt is assumed by such Person, and (viii) all Debt of others Guaranteed by such Person to the extent such Debt represents a liability of such Person; provided that liabilities resulting from the recognition of other postretirement benefits required by Financial Accounting Standard No. 106 shall not constitute "Debt."

                 "Default" means any Event of Default or any event or condition which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                 "Domestic Lending Office" means the Bank's office located at its address set forth on the signature page hereof (or identified on the signature page hereof as its Domestic Lending Office) or such other office as the Bank may hereafter designate as its Domestic Lending Office by notice to the Company; provided that the Bank may from time to time by notice to the Company designate separate Domestic Lending Offices for its Base Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of the Bank shall be deemed to refer to either or both of such offices, as the context may require.

                 "Domestic Loans" means CD Loans or Base Loans or both.

                 "Domestic Note" means the promissory note of the Company substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Domestic Loans.

                 "Domestic Reserve Percentage" has the meaning set forth in
Section 2.05(b).

                 "EBITDA" means "Pre-Tax Income (Loss)" plus "Interest Expense, Net" as set forth on the Consolidated Statements of Income of the Company and its Consolidated Subsidiaries plus "Depreciation, Depletion, and Amortization" as set forth on the Consolidated Statements of Cash Flows of the Company and its Consolidated Subsidiaries.

                 "Effective Date" means the date on which this Agreement shall become effective in accordance with Section 8.11.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks in the London interbank market are open for international business (including dealing in dollar deposits).

                 "Euro-Dollar Lending Office" means the Bank's office, branch or affiliate located at its address set forth on the signature page hereof (or identified on the signature page hereof as its Euro-Dollar Lending Office) or such other office, branch or affiliate of the Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company.

                 "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

                 "Euro-Dollar Note" means the promissory note of the Company, substantially in the form of Exhibit B hereto, evidencing the obligation of the Company to repay the EuroDollar Loans.

                 "Euro-Dollar Rate" has the meaning set forth in Section
2.05(c).

                 "Event of Default" means any of the events set forth in
Section 7.01.

                 "Existing Credit Agreement" means the Revolving Credit Facility Agreement dated as of December 15, 1992, as amended, among the Company, the banks named therein, and Banque Nationale de Paris, New York Branch, as agent.

                 "Facility Period" means the period from the Effective Date to but excluding the Termination Date.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

                 "Fixed CD Rate" has the meaning set forth in Section 2.05(b).

                 "Fixed Rate Borrowing" means a CD Borrowing or a Euro-Dollar Borrowing.

                 "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

                 "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Interest Period" means:  (A) with respect to each Euro-Dollar
Borrowing:

                  (i) initially, the period commencing on the date of such Borrowing and ending 1, 3, 6 or 12 months thereafter, as the Company may elect in the applicable Notice of Borrowing; and

                 (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Borrowing and ending 1, 3, 6 or 12 months thereafter, as the Company may elect pursuant to Section 2.04;

provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                 (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

(B)  with respect to each CD Borrowing:

                 (i) initially, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Company may elect in the applicable Notice of Borrowing; and

                 (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Company may elect pursuant to Section 2.04;

provided that:

                 (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                 (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

                 "Lafarge Canada" means Lafarge Canada Inc., a corporation organized and existing under the laws of Canada and a Wholly-Owned Consolidated Subsidiary of the Company, and its successors.

                 "Lafarge Coppee" means Lafarge Coppee, a corporation organized and existing under the laws of France, and its successors.

                 "Lending Office" means the Bank's Domestic Lending Office or its Euro-Dollar Lending Office, as the context may require.

                 "Level I Status" means any date when the Company's senior unsecured long-term debt is rated A or higher by S & P or A2 or higher by Moody's

                 "Level II Status" means any date when (i) the requirements necessary to achieve Level I Status have not been satisfied and (ii) the Company's senior unsecured long-term debt is rated A- or higher by S & P or A3 or higher by Moody's.

                 "Level III Status" means any date when (i) the requirements necessary to achieve Level I Status or Level II Status have not been satisfied and (ii) the Company's senior unsecured long-term debt is rated BBB+ or higher by S & P or Baa1 or higher by Moody's.

                 "Level IV Status" means any date when (i) the requirements necessary to achieve Level I Status, Level II Status or Level III Status have not been satisfied and (ii) the Company's senior unsecured long-term debt is rated BBB or lower by S & P and Baa2 or lower by Moody's.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or both.

                 "Material Plan" has the meaning set forth in Section 7.01(i).

                 "Material Subsidiary" means at any time a Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Note" means the Domestic Note or the Euro-Dollar Note, and "Notes" means the Domestic Note or the Euro-Dollar Note or both.

                 "Notice of Borrowing" has the meaning set forth in Section
2.02.

                 "Other Bank" shall mean each bank with which the Company is entering into an Other Bank Agreement.

                 "Other Bank Agreement" has the meaning set forth in Section
5.08.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make con-tributions or has within the preceding five plan years made contributions.

                 "Prime Rate" means, for any day, the rate of interest per annum determined by the Bank, from time to time as its prime commercial lending rate or corporate base rate for such day. Such term shall not be construed to be the Bank's best or most favorable rate.

                 "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Significant Subsidiary" means at any time any Subsidiary of the Company or group of Subsidiaries of the Company which, in either case, holds or owns total assets with a book value in excess of $10,000,000 or has annual revenues in excess of $10,000,000.

                 "S & P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

                 "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                 "Termination Date" means the date referred to in Section 8.01.

                 "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                 "Unused Commitment" shall mean, at any time, the Commitment at such time less the sum of the aggregate principal amount of outstanding Loans at such time.

                 "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary, all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

                 SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Bank.


                                   ARTICLE II

                           CREDIT FACILITY OPERATION

                 SECTION 2.01. Commitment to Lend. The Bank agrees, on the terms and conditions set forth in this Agreement, to lend to the Company from time to time during the Facility Period amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Borrowing under this Section shall be in a principal amount of $5,000,000 or any larger multiple of $1,000,000. Within the foregoing limits, the Company may borrow under this Section 2.01, prepay under Section 2.07 and reborrow at any time during the Facility Period under this Section 2.01.

                 SECTION 2.02. Method of Borrowing. (a) The Company shall give the Bank notice (a "Notice of Borrowing") (x) by 10:00 a.m. (New York City time) on the date of any Base Borrowing and (y) by 11:00 a.m. (New York City
time) at least one Domestic Business Day before each CD Borrowing and at least three Euro-Dollar Business Days before each Euro-Dollar Borrowing, in each case specifying:

                 (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                (ii)      the amount of such Borrowing,

               (iii) whether the Loan comprising such Borrowing is to be a CD Loan, a Base Loan or a Euro-Dollar Loan, and

                (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Neither a Notice of Borrowing nor a notice of prepayment pursuant to Section 2.07(b) shall be required in connection with a Base Borrowing pursuant to
Section 2.04(b).

                 (b) Upon receipt of a Notice of Borrowing, such Notice of Borrowing shall not thereafter be revocable by the Company.

                 (c) Not later than 11:00 a.m. (New York City time) (1:00 p.m. (New York City time) in the case of a Base Borrowing the Notice of Borrowing with respect to which was given on the date of such Borrowing) on the date of each Borrowing, the Bank shall make available such Borrowing, in Federal or other funds immediately available, to the Company at such bank account in the United States as the Company may specify to the Bank in writing.

                 SECTION 2.03. Notes. (a) The Domestic Loans of the Bank shall be evidenced by a single Domestic Note payable to the order of the Bank for the account of its Domestic Lending Office on the Termination Date in an amount equal to the aggregate unpaid principal amount of the Bank's Domestic Loans.

                 (b) The Euro-Dollar Loans of the Bank shall be evidenced by a single Euro-Dollar Note payable to the order of the Bank for the account of its Euro-Dollar Lending Office on the Termination Date in an amount equal to the aggregate unpaid principal amount of the Bank's Euro-Dollar Loans.

                 (c) The Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Company with respect thereto; provided that the failure of the Bank to make any such recordation shall not affect the obligations of the Company hereunder or under the Notes. The Bank is hereby irrevocably authorized by the Company so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                 SECTION 2.04. Duration of Interest Periods. (a) The duration of the initial Interest Period for each Fixed Rate Borrowing shall be as specified in the applicable Notice of Borrowing. The Company shall have the option to elect the duration of each subsequent Interest Period applicable to such Borrowing, by giving notice of such election to the Bank at least one Domestic Business Day, in the case of a CD Borrowing, and three Euro-Dollar Business Days, in the case of a Euro-Dollar Borrowing, before the end of the immediately preceding Interest Period applicable thereto.

                 (b) If the Bank does not receive a notice of election for the duration of an Interest Period for a Fixed Rate Borrowing pursuant to subsection (a) above within the applicable time limits specified therein, the Company shall be deemed to have elected to repay such Borrowing in whole pursuant to Section 2.07 on the last day of the current Interest Period with respect thereto and, absent the occurrence of an Event of Default, to reborrow the principal amount of such Borrowing on such date as a Base Borrowing.

                 (c) Notwithstanding the foregoing, the duration of each Interest Period shall be subject to the provisions of the definition of Interest Period.

                 SECTION 2.05. Interest Rates. (a) Each Base Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate. Such interest shall be payable on the last day of each calendar month, commencing on the first such date after such Base Loan is made, and on the date such Base Loan is repaid. Any overdue principal of and, to the extent permitted by law, overdue interest on any Base Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the otherwise applicable rate for such day for Base Loans.

                 (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the applicable Fixed CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (B)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any CD Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Loans for such day.

                 The "Fixed CD Rate" applicable to any CD Loan for any Interest Period means a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted CD Rate.

                 The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                   (1/)
                   [  CDBR        ]
         ACDR  =   [------------  ]  + AR
                   [  1.00 - DRP  ]

         ACDR  =   Adjusted CD Rate
         CDBR  =   CD Base Rate
         DRP   =   Domestic Reserve Percentage
         AR    =   Assessment Rate, if any

                 The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Bank to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 a.m. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from the Bank (or its designated affiliate) of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of the Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

                 "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect





--------------------
(1/) The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%.

on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Fixed CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                 "Assessment Rate" means for any Interest Period the net annual assessment rate, if any (rounded upwards, if necessary, to the next higher 1/100 of 1%), actually incurred by the Bank to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of the Bank in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

                 (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Euro-Dollar Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                 The "Euro-Dollar Rate" applicable to any Interest Period shall mean the rate per annum determined by the Bank as the arithmetic average (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the rates per annum at which deposits in dollars are offered by each of the reference banks shown on page 3875 of the Telerate Systems Incorporated screen service or, if such service is not available, page LIBOR on the Reuter Monitor Money Rates Service, in the London interbank market at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the first day of the relevant Interest Period, on an immediately available funds basis, for a period comparable to such Interest Period.

                 (d) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Loans for such day.

                 (e) The Bank shall determine each interest rate applicable to the CD Loans, Euro-Dollar Loans and Base Loans hereunder and shall give prompt notice to the Company of each rate of interest so determined. The foregoing determinations shall be conclusive in the absence of manifest error and shall be binding whether or not such notice is actually given.

                 SECTION 2.06. Facility Fees. The Company shall pay to the Bank a facility fee accruing each day during the period from and including the Effective Date to but excluding the Termination Date at the Applicable Facility Fee Rate for such day multiplied by the Bank's Commitment (whether used or unused). Such facility fee shall be payable quarterly in arrears on the last day of February, May, August and November, commencing on the first such date to occur after the date hereof, and on the Termination Date.

                 SECTION 2.07. Optional Prepayments. (a) The Company may, upon at least one Domestic Business Day's notice to the Bank, prepay the Base Loans in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

                 (b) The Company may, upon at least one Domestic Business Day's notice to the Bank, in the case of CD Loans, or upon at least two Euro-Dollar Business Days' notice to the Bank, in the case of Euro-Dollar Loans, prepay on the last day of any Interest Period the Fixed Rate Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay such Fixed Rate Loans, subject to Section 3.04.

                 (c) Upon receipt of a notice of prepayment pursuant to this Section, such notice shall not thereafter be revocable by the Company.

                 SECTION 2.08. General Provisions as to Payments. The Company shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 11:00 a.m. (New York City time) on the date when due, in Federal or other funds immediately available to the Bank, in each case to such bank account in the United States as the Bank may specify to the Company in writing. Whenever any payment of principal of, or interest on, the Domestic Loans or of facility fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day, subject to the provisions of the definition of "Interest Period" contained in Section 1.01. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                 SECTION 2.09. Funding Losses. If the Company makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article III or VII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Company fails to borrow or prepay any Fixed Rate Loans after notice has been given to the Bank in accordance with
Section 2.02(a) or 2.07(b), the Company shall reimburse the Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, provided that the Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                 SECTION 2.10. Computation of Interest and Fees. Interest on Domestic Loans based on the Base Rate and facility fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Fixed Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III

                       PROVISIONS OF GENERAL APPLICATION

                 SECTION 3.01. Reduction of Commitments. The Company may, upon five Domestic Business Days' written notice to the Bank, terminate at any time, or reduce from time to time by the amount of $5,000,000 or any larger multiple of $1,000,000, the Unused Commitment. For purposes of Section 8.01, the Termination Date shall be the date on which the Commitment is reduced to zero pursuant to this Section. All such reductions of the Unused Commitment shall be permanent and each notice of such a reduction shall be irrevocable.

                 SECTION 3.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or its Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency makes it unlawful or impossible for the Bank or its Euro-Dollar Lending Office to make, maintain or fund its Euro- Dollar Loans (a "Credit Facility Event") the Bank shall forthwith give notice thereof to the Company, which notice shall specify that a Credit Facility Event has occurred. Before giving any notice of a Credit Facility Event to the Company pursuant to this Section, the Bank shall use reasonable efforts to designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If a Credit Facility Event has occurred, the Company shall, upon receipt of such notice, prepay in full the then outstanding principal amount of each Euro-Dollar Loan of the Bank, together with accrued interest thereon, on either
(a) the last day of the then current Interest Period applicable to such Euro-Dollar Loan if the Bank may lawfully continue to maintain and fund the Euro-Dollar Loan to such day or (b) immediately if the Bank may not lawfully continue to fund and maintain such Euro-Dollar Loan to such day. Concurrently with prepaying each Euro-Dollar Loan of the Bank, the Company shall borrow a Base Loan in an equal principal amount from the Bank, and the Bank shall make such a Base Loan.

                 SECTION 3.03. Increased Cost. (a) If after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive which is effective after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (i) shall subject the Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans or shall change the basis of taxation of payments to the Bank of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of the Bank or its Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Lending Office is located, or by any political subdivision or taxing authority in any such jurisdiction); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and excluding with respect to any Euro-Dollar Loan any such requirement taken into account pursuant to Section 3.08) against assets of, deposits with or for the account of, or credit extended by, the Bank's Lending Office or shall impose on the Bank (or its Lending Office) or on the United States market for certificates of deposit or the London or New York interbank market any other condition affecting this Agreement, its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

                 (b) If after August 1, 1994, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy which is effective after August 1, 1994 (whether or not having the force of law) of any such authority, central bank or comparable agency, increases the capital required to be maintained by the Bank as a consequence of its obligations hereunder, which increase results in a reduction of the rate of return on the Bank's capital to a level below that which the Bank would have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

                 (c) The Bank will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank or contrary to its policies. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. If the Bank demands compensation under this Section, the Company may at any time, upon at least two Euro-Dollar Business Days' prior notice to the Bank, prepay in full the then outstanding CD Loans or Euro-Dollar Loans, as the case may be, of the Bank, together with accrued interest thereon to the date of prepayment, if such action will avoid the need for, or reduce the amount of, such compensation. Concurrently with prepaying such Fixed Rate Loans of the Bank, the Company shall borrow from the Bank a Base Loan in an amount equal to the aggregate principal amount of such Fixed Rate Loans, and the Bank shall make such a Base Loan.

                 SECTION 3.04. Base Loans Substituted for Affected Fixed Rate Loans. If notice has been given by the Bank pur-suant to Section 3.02 or by the Company pursuant to Section 3.03 requiring Fixed Rate Loans of the Bank to be prepaid, then, unless and until the Bank notifies the Company that the circumstances giving rise to such prepayment no longer apply:

                 (a) all Loans which would otherwise be made by the Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Loans,

                 (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been so prepaid, all payments and prepayments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Loans instead, and

                 (c) all Loans made as Base Loans which would otherwise be made as CD Loans or Euro-Dollar Loans shall be considered for purposes of this Agreement as part of the related Borrowing of CD Rate Loans or Euro-Dollar Loans, respectively.

If the Bank notifies the Company that the circumstances giving rise to such prepayment no longer apply, the Company shall borrow a CD Loan or a Euro-Dollar Loan, as the case may be, from the Bank on the first day of the next succeeding Interest Period applicable to each related Borrowing in the amount of the Fixed Rate Loan which would have been outstanding from the Bank as part of such Borrowing if the provisions of Section 3.02 or 3.03 had never applied, and concurrently with each such Borrowing shall prepay an equal principal amount of the Bank's outstanding Base Loans.

                 SECTION 3.05. Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                 (i) The Bank determines that deposits in dollars (in the applicable amounts) are not being offered to leading banks in the relevant market for such Interest Period, or

                 (ii) the Bank advises the Company that the Adjusted CD Rate or the Euro-Dollar Rate as determined by the Bank will not adequately and fairly reflect the cost to the Bank of maintaining or funding its Fixed Rate Loans for such Interest Period, the Bank shall forthwith give notice thereof to the Company, whereupon until the Bank notifies the Company that the cir-cumstances giving rise to such suspension no longer exist, (a) the obligations of the Bank to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (b) the Company shall prepay in full the then outstanding principal amount of each CD Loan or Euro-Dollar Loan, as the case may be, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan. Concurrently with prepaying each such Fixed Rate Loan of the Bank pursuant to this Section, the Company shall borrow a Base Loan in an equal principal amount from the Bank, and the Bank shall make such a Base Loan, unless the Company notifies the Bank at least one Domestic Business Day before the date of such prepayment that it elects not to borrow any Base Loans on such date.

                 SECTION 3.06. Bank's Right of Setoff. The Company hereby grants to the Bank the right, to the extent permitted by applicable law, upon the occurrence of an Event of Default, at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), to set off, exercise any banker's lien or any right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Bank or any of the Bank's affiliates to or for the credit or the account of the Company, at any branch or office or in any currency, against any and all of the obligations of the Company now or hereafter existing under this Agreement and each Note, when the same shall become due and payable, whether at maturity, upon the acceleration of the maturity thereof or otherwise and irrespective of whether or not the Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Subject to the foregoing, the rights of the Bank under this Section are in addition to and in augmentation of and do not derogate from or impair other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

                 SECTION 3.07. Increased Cost to the Company; Right to Substitute. (a) Unless required by applicable law, court order or order of a regulatory authority, the Bank shall not, without the consent of the Company, change the designation of its Lending Office if as a result thereof the Company would incur costs (other than those payable hereunder) in excess of those incurred immediately prior to any such change.

                 (b) The Bank agrees to notify the Company of impending events of which the Bank has knowledge which would entitle the Bank to (i) give notice to the Company of a Credit Facility Event pursuant to Section 3.02 or (ii) make a demand pursuant to Section 3.03 or 3.08.

                 (c)      If the Bank has demanded compensation under Section
3.03 or 3.08, the Company shall have the right to seek a mutually satisfactory substitute bank or banks to purchase the Notes and assume the Commitment of the Bank and the Bank shall, at the direction of the Company, assign its Loans, its Notes and its rights and obligations under this Agreement to such bank or banks in the manner set forth in Section 8.08.

                 SECTION 3.08. Euro-Dollar Reserve Requirements. In the event that the Bank shall determine at any time that by reason of Regulation D or any other reserve requirement the Bank is required to maintain reserves in respect of Eurocurrency loans outstanding or sold or liabilities relating to a Euro-Dollar Loan during any period that it has a Euro-Dollar Loan to the Company outstanding, then the Bank shall promptly give notice (by telephone confirmed in writing) to the Company specifying the additional amounts required to reimburse the Bank for the cost of maintaining reserves against such Euro-Dollar Loans of the Bank, and upon receipt of such notice and the written demand specified below, the Company shall pay to the Bank such specified amounts as additional interest at the time that it is otherwise required to pay interest in respect of such Euro-Dollar Loan or, if later, within 15 Domestic Business Days after demand. Such additional interest shall be determined by the Bank, to the extent feasible, with reference to aggregate amounts (which may be reasonable approximations) of Eurocurrency liabilities of the Bank subject to reserves and assets of the Bank of the same type as the Euro-Dollar Loans. In determining the amount of any such additional interest due hereunder, the Bank may use any reasonable averaging and attribution methods. The Bank shall furnish the Company with its written demand for increased interest pursuant to this Section 3.08, which demand shall specify the reserve percentage being utilized to calculate the additional interest payable by the Company and the calculation of the additional interest payable with respect to such Euro-Dollar Loans as a result of the application of such reserve percentage. If the Bank becomes entitled to claim any amounts pursuant to this
Section 3.08, it agrees to designate an alternative Euro-Dollar Lending Office if by doing so any such additional amounts will be avoided; provided that such designation results in no additional costs to the Bank and is not otherwise materially disadvantageous to the Bank, in the Bank's sole discretion.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                 The obligations of the Bank to make Loans to the Company pursuant to Article II are subject to the following conditions:

                 SECTION 4.01. Initial Borrowing. On or before the date of the initial Borrowing, the Bank shall have received, in addition to those documents otherwise required to be delivered pursuant to this Agreement, the following documents (which shall be in form and substance satisfactory to it):

                 (a)      duly executed counterparts of this Agreement;

                 (b) a duly executed Domestic Note and Euro-Dollar Note for the Bank, each dated on or before the date of the initial Borrowing, complying with the provisions of Section 2.03;

                 (c) the favorable written opinion, dated such date of David C. Jones, Esq., Vice President - Legal Affairs and Secretary of the Company, substantially in the form set forth in Exhibit C hereto and given upon the express instructions of the Company;

                 (d) the favorable written opinion, dated such date of White & Case, special New York counsel to the Bank, substantially in the form set forth in Exhibit D hereto;

                 (e) the favorable written opinion, dated such date of Canadian counsel for Lafarge Canada, substantially in the form set forth in Exhibit E hereto and given upon the express instructions of Lafarge Canada;

                 (f) a certificate signed by the Chief Financial Officer and the Treasurer of the Company, to the effect that (A) the representations and warranties of the Company set forth herein are true and correct with the same effect as though such representations and warranties had been made on and as of such date and (B) immediately after such initial Borrowing, no Default shall have occurred and be continuing;

                 (g) evidence satisfactory to it that all outstanding Loans (as defined in the Existing Credit Agreement) have been paid in full and that its

         Commitment (as defined in the Existing Credit Agreement) has been terminated; and

                 (h) all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes and any other matters relevant hereto.

                 SECTION 4.02. Each Borrowing. On the date of each Borrowing (including without limitation the first Borrowing):

                 (i) the representations and warranties of the Company set forth herein shall be true and correct with the same effect as though such representations and warranties had been made on and as of such date;

                 (ii) immediately after such Borrowing, no Default shall have occurred and be continuing;

                 (iii) the Company shall have paid all fees due and payable hereunder on or prior to such date; and

                 (iv) receipt by the Bank of a Notice of Borrowing as required by Section 2.02.

The giving by the Company of each Notice of Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Loan as to the facts specified in clauses (i) and (ii) of this Section.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                 The Company represents and warrants that:

                 SECTION 5.01. Corporate Existence and Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business and is in good standing in each state in which it has a significant business presence.

                 (b) Each of the Company's Material Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corpor-ate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business and is in good standing in each state in which the nature of its business or properties requires such qualification.

                 SECTION 5.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                 SECTION 5.03. Binding Effect. This Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                 SECTION 5.04. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Arthur Andersen & Co. and set forth in the Company's 1993 Form 10-K, a copy of which has been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                 (b) The unaudited condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 1994 and the related unaudited condensed consolidated statements of income (loss) and cash flows for the three months then ended, set forth in the Company's quarterly report for the fiscal quarter ended June 30, 1994 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to the Bank, fairly present, in conformity with GAAP (except as noted therein) applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

                 (c) Since June 30, 1994 there has been no material adverse change in the business, financial position or results of operations of the Company and Lafarge Canada considered as a whole, and to the knowledge of the Company, the Company has no material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the financial statements referred to in paragraph (b) of this Section and there are no material unrealized or anticipated losses from any present commitment of the Company.

                 SECTION 5.05. Litigation. Except as disclosed in the Company's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 and the fiscal quarter ended June 30, 1994, respectively, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

                 SECTION 5.06. Compliance with ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                 SECTION 5.07. Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 SECTION 5.08. Other Banks. Substantially concurrently with the execution of this Agreement by the Company and the Bank, the Company is executing with each Other Bank a substantively identical (other than with respect to the amount of the Commitment) form of this Agreement (each an "Other Bank Agreement").

                 SECTION 5.09. Compliance with Statutes, etc. The Company is in compliance with all applicable statutes, regulations, and orders of and all applicable restrictions imposed by all governmental bodies in respect of the conduct of its business and the ownership and use of its property and assets (including without limitation, compliance with all applicable federal, state and local environmental laws and regulations) except where such non-compliance would not have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries.


                                   ARTICLE VI

                                   COVENANTS

                 The Company agrees that, so long as the Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

                 SECTION 6.01.  Information.  The Company will deliver to the
Bank:

                 (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing;

                 (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Company, a condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related condensed consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corre-sponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, compliance with GAAP (except as noted therein) and consistency by the chief financial officer or the chief accounting officer of the Company;

                 (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 6.03 and 6.04, on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto and (iii) stating, as of such date, whether or not there is any action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operation of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes;

                 (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default;

                 (e) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                 (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                 (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual or quarterly reports which the Company shall have filed with the Securities and Exchange Commission;

                 (h) if and when any member of the Controlled Group (A) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                 (i) from time to time such additional information regarding the financial position or business of the Company as the Bank may reasonably request.

                 SECTION 6.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective obligations and liabilities, including, without limitation, tax liabilities, except (i) for an aggregate amount of obligations and liabilities not to exceed $5,000,000 and (ii) where such obligations and liabilities may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

                 SECTION 6.03. Total Debt. Consolidated Total Debt will not exceed, at December 31 of any year, 50% of the sum of Consolidated Total Debt plus Consolidated Net Worth. For purposes of this Section any preferred stock (other than any Exchangeable Preference Shares of Lafarge Canada) issued after the date hereof of a Consolidated Subsidiary held by a Person other than the Company or a Wholly-Owned Consolidated

Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Total Debt."

                 SECTION 6.04. Minimum Consolidated Interest Coverage. Consolidated EBITDA for any twelve-month period ended March 31, June 30, September 30 and December 31 will not be less than 300% of Consolidated Interest Expense for the same twelve-month period.

                 SECTION 6.05. Inspection of Property, Books and Records. The Company will permit, and will cause each Subsidiary to permit, representatives of the Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                 SECTION 6.06. Negative Pledge. Neither the Company nor any of its Significant Subsidiaries will create, assume or suffer to exist any Lien securing Debt or otherwise on any asset now owned or hereafter acquired by it, except:

                 (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $5,000,000;

                 (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

                 (c) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or any of its Significant Subsidiaries and not created in contemplation of such event;

                 (d) any Lien existing on any asset prior to the acquisition thereof by the Company or any of its Significant Subsidiaries and not created in contemplation of such acquisition;

                 (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                 (f) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; and

                 (g) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $20,000,000.

                 SECTION 6.07. Consolidations, Mergers and Sales of Assets. The Company will maintain its corporate existence and will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or any substantial part of its assets to any other Person; provided that the Company may merge with another Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing. The Company will not permit any Material Subsidiary to consolidate or merge with or into, or transfer all or any substantial part of its assets to, any Person other than the Company or a Wholly-Owned Consolidated Subsidiary; provided that the Company may permit a Material Subsidiary to merge with another Person if (A) such Material Subsidiary is the corporation surviving such merger, (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing and (C) such surviving Material Subsidiary shall continue to be a Subsidiary.

                 SECTION 6.08. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for the Company's general corporate purposes, provided that none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U or in violation of Regulation X.

                 SECTION 6.09. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies or through a program of self-insurance, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Bank, upon request from the Bank, information presented in reasonable detail as to the insurance so carried.


                                  ARTICLE VII

                                    DEFAULTS

                 SECTION 7.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                 (a) the Company shall fail to pay when due any principal of any Note, or shall fail to pay within three days of the due date thereof any interest on either Note, any fees or any other amount payable hereunder;

                 (b) the Company shall fail to observe or perform any covenant contained in Sections 6.03 or 6.04, inclusive, or 6.06 to 6.09, inclusive;

                 (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a) and (b) above) for 30 days after written notice thereof has been given to the Company by the Bank;

                 (d) any representation, warranty, certification or statement made or deemed made by the Company in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made or deemed made, as the case may be;

                 (e) the Company or any Subsidiary shall fail to make any payment in respect of Debt having an aggregate principal amount exceeding $5,000,000 (other than the Notes) when due or within any applicable grace period;

                 (f) any event or condition shall occur which results in the acceleration of the maturity of Debt of the

         Company or any Subsidiary having an aggregate principal amount exceeding $5,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                 (g) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                 (i) any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled

         Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

                 (j) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                 (k) the validity or enforceability of this Agreement or either Note shall be contested by the Company; or the Company shall deny generally its liability hereunder or thereunder;

                 (l) the Company shall cease to own all of the shares of common stock of Lafarge Canada; or

                 (m) Lafarge Coppee shall cease to own, directly or indirectly, at least 50% of the outstanding voting securities of the Company (assuming the exercise of all outstanding conversion and exchange rights);

then, and in every such event and at any time thereafter during the continuance of such event, the Bank may, by notice to the Company (which notice may be oral if immediately confirmed in writing (including telex or telecopier transmission), provided that the lack of such an immediate confirmation shall not affect the conclusiveness and binding effect of such notice) take any one or more or all of the following actions at the same or different times:

                 (i) terminate the Commitment, whereupon the same shall terminate without demand or further notice of any kind, all of which are expressly waived hereby, anything contained herein to the contrary notwithstanding;

                 (ii)     exercise any of its rights under Section 3.06; or

                 (iii) demand that the Company pay forthwith to the Bank an amount equal to the amount then outstanding on the Notes plus any other amounts due hereunder or under the Notes, whereupon the same shall immediately become due and payable by the Company, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding;

provided that in the case of any of the Events of Default specified in paragraph (g) or (h) above with respect to the Company, without any notice to the Company or any other act by the Bank, the Commitment shall thereupon immediately and automatically terminate and the Notes (together with accrued interest thereon and all other amounts due hereunder or under the Notes) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                 Any funds received by the Bank pursuant to this Section may be applied by the Bank at its discretion to the payment of any obligation of the Company hereunder. Any such funds remaining after all of the Company's obligations hereunder and under the Notes have been discharged to the satisfaction of the Bank shall be returned by the Bank to the Company or as a court shall otherwise direct. The remedies herein provided in case of an Event of Default shall not be deemed to be exclusive but shall be cumulative and shall be in addition to all other remedies existing at law, in equity or in bankruptcy.


                                  ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.01. Termination Date. (a) The obligation of the Bank to make any Loan hereunder shall terminate at 5:00 p.m. (New York City time) on August 31, 1999 (or, if such date is not a Domestic Business Day, then on the next succeeding Domestic Business Day), unless earlier terminated pursuant to the provisions of Section 3.01, 3.02 or 7.01 or unless extended pursuant to subsection (b) hereof (each of August 31, 1999 (or such next succeeding Domestic Business Day) or such earlier date of termination or the date to which the obligation of the Bank is so extended being the "Termination Date"). On the Termination Date, the Commitment shall be reduced automatically to zero and the principal amount of all outstanding Loans, together with accrued and unpaid interest thereon and all other amounts payable under this Agreement, shall become due and payable.

                 (b) If the Company requests, by notice delivered to the Bank at least 14 full months prior to the Termination Date as then in effect, that the Bank extend its obligation pursuant to this Agreement to make Loans and the Bank agrees in writing to such request within the forty-five-day period following delivery of such notice, then such obligations shall be extended to the date one year from such former Termination Date (or if such date is not a Domestic Business Day, then to the next succeeding Domestic Business Day).

                 SECTION 8.02. Transfer of Funds. All deposits and other transfers of funds in respect of this Agreement shall be made in Federal or other immediately available funds, unless otherwise specified herein or the recipient thereof shall otherwise agree.

                 SECTION 8.03. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopier or similar writing) and shall be given to such party at its address or the telex or telecopier numbers set forth on the signature pages hereof or such other address or telex number as such party may hereafter specify by notice to the other parties hereto.
Each such notice, request or other communication shall be effective (a) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (b) if given by telecopier or other form of facsimile transmission thereof, when so transmitted or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under Section 2.02, 2.04, 2.07,
3.01 or 3.03 shall not be effective until received.

                 SECTION 8.04. Survival. All covenants, agreements, representations and warranties made herein and in the making of any Loans hereunder and in any certificates, documents or other instruments delivered pursuant hereto or thereto shall survive the making of any Loan and shall continue in full force and effect so long as the Notes remain outstanding or any obligation to make any payment hereunder, under the Notes outstanding and unpaid or any obligation to perform any other act hereunder remains unsatisfied. All covenants, promises and agreements by or on behalf of the Company which are contained in the Notes or this Agreement shall inure to the benefit of the successors and assigns of the Bank.

                 SECTION 8.05. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 8.06. Expenses; Documentary Taxes. (a) The Company shall pay (i) all out-of-pocket expenses of the Bank, including fees and disbursements of special counsel for the Bank, in connection with the preparation of this Agreement, any waiver or consent hereunder, any amendment hereof (whether or not ultimately executed), any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Company shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

                 (b) The Company agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Bank in connection with any investigative, administrative or judicial proceeding, whether or not the Bank shall be designated a party thereto) which may be incurred by the Bank, relating to or arising out of this Agreement, the Notes or any transaction contemplated herein; provided, that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

                 SECTION 8.07. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Bank.

                 SECTION 8.08. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign or transfer any of its rights and obligations hereunder.

                 (b) The Bank may transfer, assign or grant participations in its rights hereunder and under the Notes, provided that the Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign its Commitment hereunder except pursuant to clause (c) below) and the participant shall not constitute a "Bank" hereunder and the Bank shall not transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or the Notes (the participant's rights against the Bank in respect of such participation to be those set forth in the agreement executed by the Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if the Bank had not sold such participation. If the Bank grants a participation in any of its rights under this Agreement and its Notes, it shall give prompt notice thereof to the Company.

                 (c) Notwithstanding anything to the contrary in Section 8.08(a) or (b), the Bank may assign all or a portion of its Commitment and its rights and obligations hereunder or under its Notes; provided, however, that
(i) the Bank may not effect such an assignment without the prior written consent of the Company, which consent shall not be unreasonably withheld, (ii) the aggregate amount of the Commitment of the Bank subject to each such assignment shall in no event be less than $5,000,000, and no such assignment may result in the Bank having a Commitment of less than $5,000,000 unless such Bank assigns its entire Commitment pursuant to such assignment, (iii) upon such assignment, the Bank's Commitment hereunder shall be reduced by an amount equal to the amount so assigned and this Agreement shall be deemed amended to reflect such reduction in the Bank's Commitment hereunder, and (iv) the Company shall enter into a new credit agreement substantially similar to this Agreement with such assignee. In the event of any such assignment and concurrently with the surrender to the Company of the applicable Note of the assigning Bank, the Company will issue new Notes to the Bank in conformity with the requirements of
Section 2.03.

                 (d) Notwithstanding anything to the contrary contained in this Section 8.08, no assignment or other transfer by the Bank shall result in any additional expense to the Company, nor shall any assignee or other transferee of the Bank be entitled to receive any greater payment under Section
3.03 than the Bank would have been entitled to receive with respect to the rights assigned or otherwise transferred, unless such assignment or transfer is made by reason of the provisions of Section 3.02 or 3.03 requiring the Bank to designate a different Lending Office under certain circum-stances or at a time when the circumstances giving rise to such greater payment did not exist.

                 SECTION 8.09. Collateral. The Bank represents that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                 SECTION 8.10. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York applicable to agreements executed and to be performed solely within such state and without regard to its conflict of laws principles. By its execution hereof the Company hereby submits to the jurisdiction of the United States Federal and New York State Courts sitting in New York, New York. The Company hereby consents to the service of process in any action or proceeding brought against it by the Bank by means of registered mail to the Company at its address set forth herein. Nothing herein, however, shall prevent service of process by any other means recognized as valid by law within or without the State of New York. The Company hereby further waives any objection which it now has or hereafter may have to the laying of venue in any action or proceeding arising out of or relating to this Agreement or either Note in any United States Federal or New York State court sitting in New York, New York, and any such objection to the ground that any such action or proceeding in any such United States Federal or New York State court has been brought in an inconvenient forum.

                 SECTION 8.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as of September 1, 1994 when the Bank shall have received counterparts hereof signed by both parties hereto.

                 SECTION 8.12. Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



11130 Sunrise Valley Drive                 LAFARGE CORPORATION
Reston, Virginia 22091
                                           By
                                             -----------------------
Tel: (703) 264-3673                          Title:
Fax: (703) 264-0634
Att: Philip A. Millington
     Treasurer


------------------------                   [NAME OF BANK]

------------------------

Tel:                                      By
     --------------                         ------------------------
                                            Title:
Fax:
     --------------

Att:
     --------------
                                          By
     --------------                         ------------------------
                                            Title:

                                                                       EXHIBIT A


                                     DOMESTIC NOTE

$___________                                                  New York, New York
                                                              ________ __, 199__


                 On the Termination Date, for value received, Lafarge Corporation, a Maryland corporation (the "Company"), promises to pay to the order of _______________ (the "Bank"), for the account of its Domestic Lending Office, the principal sum of ___________ _ U.S. dollars or, if less, the aggregate unpaid principal amount of all Domestic Loans made by the Bank to the Company pursuant to the Credit Agreement referred to below. The Company promises to pay interest on the aggregate unpaid principal amount of such Domestic Loans on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds for the account of the Bank at _________________________________________________.

                 All Domestic Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof.

                 This Note is the Domestic Note referred to in the Revolving Credit Facility Agreement dated as of September 1, 1994 between the Company and the Bank (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                 This Note shall be construed in accordance with and be governed by the law of the State of New York.

                                                   LAFARGE CORPORATION



                                                   By
                                                      -----------------------
                                                       Title:

                                                                       EXHIBIT A
                                                                          Page 2



                             Domestic Note (cont'd)
                        LOANS AND PAYMENTS OF PRINCIPAL



                           Amount          Amount of           Unpaid
            Base or        of              Principal           Principal          Notation
Date        CD Loan        Loan            Repaid              Balance            Made By
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                                    EURO-DOLLAR NOTE


$____________                                                 New York, New York
                                                              ________ __, 199__


                 On the Termination Date, for value received, Lafarge Corporation, a Maryland corporation (the "Company"), promises to pay to the order of ___________ (the "Bank"), for the account of its Euro-Dollar Lending Office, the principal sum of $_________ U.S. dollars or, if less, the aggregate unpaid principal amount of all Euro-Dollar Loans made by the Bank to the Company pursuant to the Credit Agreement referred to below. The Company promises to pay interest on the aggregate unpaid principal amount of such Euro-Dollar Loans on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds for the account of the Bank at
____________________________________________________.

                 All Euro-Dollar Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof.

                 This Note is the Euro-Dollar Note referred to in the Revolving Credit Facility Agreement dated as of September 1, 1994 between the Company and the Bank (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof.

                 This Note shall be construed in accordance with and be governed by the law of the State of New York.

                                                  LAFARGE CORPORATION


                                                  By
                                                      --------------------------
                                                      Title:

                                                                       EXHIBIT B
                                                                          Page 2




                           Euro-Dollar Note (cont'd)
                        LOANS AND PAYMENTS OF PRINCIPAL



                 Amount           Amount of               Unpaid
                 of               Principal               Principal               Notation
Date             Loan             Repaid                  Balance                 Made By
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                                                                       EXHIBIT C



                        OPINION OF DAVID C. JONES, ESQ.,
                         VICE PRESIDENT - LEGAL AFFAIRS
                          AND SECRETARY OF THE COMPANY



                                                           [Dated as provided in
                                                            Section 4.01 of the
                                                            Credit Agreement]



[Name and Address of Bank]

Re:      Revolving Credit Facility Agreement,
         dated as of September 1, 1994
         (the "Credit Agreement") between
         Lafarge Corporation (the "Company")
         and _________________

Dear Sirs:

                 As Vice President - Legal Affairs and Secretary for Lafarge Corporation, a Maryland corporation (the "Corporation"), I have acted as counsel for the Corporation in connection with the Revolving Credit Facility Agreement dated as of September 1, 1994 (the "Credit Agreement") between the Corporation and the Bank. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

                 I have reviewed a copy of the Credit Agreement and the Notes and have examined the Articles of Incorporation and by-laws of the Corporation and such other corporate records, certificates, agreements and other documents as I deemed necessary for the opinions hereinafter expressed.

                 Based upon the foregoing and subject to the qualifications and exceptions hereinafter set forth, I am of the opinion that:

                 1. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

                                                                       EXHIBIT C
                                                                          Page 2




                 2. The Corporation is duly qualified to do business in the State of Maryland and is duly qualified as a foreign corporation in each of the jurisdictions set forth on Schedule 1 hereto, which jurisdictions, to the best of my knowledge, are all of the jurisdictions in which the Corporation has a significant business presence.

                 3. The execution, delivery and performance by the Corporation of the Credit Agreement and the Notes are within the Corporation's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene any provision of the Articles of Incorporation or by-laws of the Corporation, or contravene or constitute a default under any provision of applicable law or regulation or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Corporation or, except as permitted by the Credit Agreement, result in the creation or imposition of any Lien on any asset of the Corporation or any of its Subsidiaries.

                 4. The Credit Agreement constitutes the valid and binding agreement of the Corporation and the Notes constitute valid and binding obligations of the Corporation, enforceable in accordance with their respective terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

                 5. Except as set forth in the Corporation's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 and the fiscal quarter ended June 30, 1994, respectively, there is no action, suit or proceeding pending, to the best of my knowledge, or threatened against or affecting the Corporation or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Corporation and its Consolidated Subsidiaries, considered as a whole, or the ability of the Corporation to satisfy its

                                                                       EXHIBIT C
                                                                          Page 3




obligations under the Agreement or either Note, or which questions the validity of the Credit Agreement or either Note.

                 The opinions expressed above are based in part upon the assumptions and are subject to the exceptions, limitations and qualifications set forth below:

                 (a) The foregoing opinions are limited in all respects to the laws of the Commonwealth of Virginia and, to the extent applicable, the Annotated Code of Maryland, Corporations and Associations (without regard to case law), with respect to the State of Maryland. I am licensed to practice law in the Commonwealth of Virginia and I am not an expert on, and, except for applicable federal law, have not in connection with this opinion made any investigation of, the laws of any other jurisdiction. Insofar as this opinion relates to matters of New York law, I have, with your permission, relied upon the opinion dated ____________ of Messrs. White & Case, special New York counsel for the Bank, a copy of which opinion has been delivered to you.

                 (b) In rendering the opinion set forth in paragraph 4 above, I have assumed that (i) the Bank is duly authorized to and has executed and delivered the Credit Agreement and (ii) upon the execution and delivery of the Credit Agreement by the Bank, such agreement will constitute the valid and binding obligation of the Bank.

                 (c) In rendering the opinion set forth in paragraph 2 above as to the Corporation's qualification to do business and good standing in each state listed on Schedule 1 hereto, I have relied solely upon certificates of public officials of such states dated as of _________, 19__ together with a certificate of an officer of the Corporation dated the date hereof as to the Corporation's continued qualification to do business and good standing in such states.

                 (d) No opinion is expressed herein with respect to the securities laws of the United States or of any state or jurisdiction other than the Commonwealth of Virginia.

                                                                       EXHIBIT C
                                                                          Page 4




                 (e) This opinion is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein.

                 (f) This opinion is provided to you pursuant to Section 4.01 of the Credit Agreement and for no other purpose. This opinion is to be limited in its use to reliance by you in connection with the transactions contemplated by the Credit Agreement. No other person or entity may rely upon any opinion set forth herein except with my prior written consent.


                                             Respectfully submitted,

                                                                       EXHIBIT C
                                                                          Page 5





                                   SCHEDULE 1



                        STATES OF FOREIGN QUALIFICATION
                              LAFARGE CORPORATION


                        Florida                   1-21-88

                        Illinois                  1-28-88

                        Iowa                      1-15-91

                        Kansas                    1-22-88

                        Michigan                  1-21-88

                        Missouri                  1-17-91

                        Ohio                      1-22-88

                        Pennsylvania              1-25-88

                        Texas                     4-25-83

                                                                       EXHIBIT D


                            OPINION OF WHITE & CASE
                      SPECIAL NEW YORK COUNSEL TO THE BANK


                                                         [Dated as provided in
                                                          Section 4.01 of the
                                                          Credit Agreement]


To:      [Name of Bank]

Re:      Revolving Credit Facility Agreement,
         dated as of September 1, 1994
         (the "Credit Agreement") between
         Lafarge Corporation (the "Company")
         and _________________


Ladies and Gentlemen:

                 We have acted as your special counsel in connection with the execution and delivery of the Credit Agreement. This opinion is delivered to you pursuant to Section 4.01 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

                 In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

                 We have also assumed, for purposes of the opinions expressed herein, that the parties to the Credit Agreement have the corporate power and authority to enter into and perform the Credit Agreement, and in the Company's case the Notes, and that the Credit Agreement has been duly authorized, executed and delivered by each such party and that the Notes have been duly executed and delivered by the Company.

                                                                       EXHIBIT D
                                                                          Page 2





                 Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Agreement and the Notes constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

                 We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Company under the Credit Agreement of Section 548 of the Bankruptcy Code and Article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations.

                 In rendering his opinion to the Bank on the date hereof, David
C. Jones, Esq., Vice President -- Legal Affairs of the Company, may rely on this opinion as if this opinion were addressed to him.

                 This opinion is limited to the federal law of the United States of America and the law of the State of New York.

                                               Very truly yours,

                                                                       EXHIBIT E


                              OPINION OF CANADIAN
                           COUNSEL FOR LAFARGE CANADA

                                                           [Dated as provided in
                                                            Section 4.01 of the
                                                            Credit Agreement]

[Name and Address of Bank]



Dear Sirs:

                 As Director, Legal Services and Secretary of Lafarge Canada Inc., a Canadian corporation (the "Company"), I have acted as counsel for the Company in connection with the Revolving Credit Facility Agreement dated as of 1 September 1994 (the "Credit Agreement"), between Lafarge Corporation and
___________________.

                 I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, extra-provincial licenses and other similar documents issued by governmental authorities and other documents, and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                 Upon the basis of the foregoing, I am of the opinion that:

                 1) the Company is duly incorporated, validly existing and in good standing under the laws of Canada;

                 2) the Company has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business and is in good standing in each province or other jurisdiction in which the nature of its business or properties requires such qualification, except for those provinces or jurisdictions in which the failure to be so qualified or be in good standing would not have a material adverse effect on Lafarge Corporation and its subsidiaries taken as a whole.

                 In rendering this opinion, I am not purporting to opine as to any laws other than the laws of the Province of

                                                                       EXHIBIT E
                                                                          Page 2




Quebec and the federal laws of Canada applicable therein in effect on the date hereof.

                 This opinion is provided to you pursuant to Section 4.01 of the Credit Agreement and for no other purpose. This opinion is to be limited and to be used in reliance by you in connection with the transactions contemplated by the Credit Agreement. No other person or entity may rely upon any opinion set forth herein except with my prior written consent.

                                                   Very truly yours,



                                                   ------------------------
                                                   Alain Fredette
                                                   Director, Legal Services
                                                   and Secretary